Exhibit (g)(8)


                       UNITED STATES DISTRICT COURT

                      CENTRAL DISTRICT OF CALIFORNIA


ARV ASSISTED LIVING, INC., a            ) No. SACV 98 - 9 - LHM (EEx)
California corporation,                 )
                                        )
        Plaintiff,                      ) ORDER REMOVING CASE FROM
                                        )
            v.                          ) ACTIVE CASELOAD
                                        )
EMERITUS CORPORATION, a Washington      )
corporation, and EMAC CORPORATION,      )
a Delaware Corporation,                 )
                                        )
        Defendants                      )
________________________________________)

      IT IS HEREBY ORDERED that this action is removed from this Court's active caseload pursuant to the Minute Order dated January 12, 1998.

      This Court retains full jurisdiction over this action and this Order shall not prejudice any party to this action.

DATED:      1/12/98                       /s/ Linda H. McLaughlin
        --------------                ---------------------------------
                                            LINDA H. McLAUGHLIN
                                        UNITED STATES DISTRICT JUDGE

copies to:

Kenneth R. Heitz, et al.
IRELLA & MANELLA LLP
1800 Avenue of the Stars Ste 900
Los Angeles, CA 90067-4276

Wayne W. Smith, et al.
GIBBON, DUNN & CRUTCHER
4 Park Plaza, Ste 1400
Irvine, CA 92614-8557

Michael P. Carroll, et al.
DAVIS POLK & WARDWELL
450 Lexington Avenue
New York, NY 10017